FORM OF AMENDMENT TO
DISTRIBUTION AGREEMENT

This [   ] amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of December 31, 2012, by and between Investment Managers Series Trust and IMST Distributors, LLC, is entered into as of December 31, 2015, (the “Effective Date”).

WHEREAS, the Client and Distributor desire to amend Exhibit A to the Agreement to correct the name of one Fund and to add two Funds; and

WHEREAS, pursuant to Section 16 of the Agreement, all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.            Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.            Exhibit A of the Agreement is hereby deleted and replaced by Exhibit A attached hereto to add the Berwyn Fund, Berwyn Income Fund and the Berwyn Cornerstone Fund.

3.            Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.            This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

IMST DISTRIBUTORS, LLC		INVESTMENT MANAGERS SERIES TRUST

By:		By:
	Mark Fairbanks, President		Rita Dam, Treasurer

EXHIBIT A

As of [   ], 2016

Funds	Effective Date
361 Global Long/Short Equity Fund	June 30, 2014
361 Global Counter-Trend Fund	January 31, 2014
361 Macro Opportunity Fund	December 12, 2014
361 Managed Futures Strategy Fund	July 1, 2013
AAM Select Income Fund	March 29, 2013
AAM/Bahl & Gaynor Income Growth Fund	January 1, 2013
AAM/HIMCO Short Duration Fund	June 30, 2014
AAM/HIMCO Unconstrained Bond Fund	December 31, 2014
Advisory Research All Cap Value Fund	January 1, 2013
Advisory Research Emerging Markets Opportunities Fund	October 1, 2013
Advisory Research Global Value Fund	January 1, 2013
Advisory Research International All Cap Value Fund	January 1, 2013
Advisory Research International Small Cap Value Fund	January 1, 2013
Advisory Research Small Company Opportunities Fund	October 1, 2013
Advisory Research Strategic Income Fund	December 31, 2012
Advisory Research MLP & Energy Infrastructure Fund	July 2, 2014
Advisory Research MLP & Equity Fund	August 31, 2015

BearlyBullish Fund	January 1, 2013
Aristotle Strategic Credit Fund	December 31, 2014
Aristotle/Saul Global Opportunities Fund	January 1, 2013
Aristotle International Equity Fund	March 31, 2014
Aristotle Small Cap Equity Fund	October 30, 2015
Bernzott U.S. Small Cap Value Fund	January 1, 2013
Braddock Multi-Strategy Income Fund	December 31, 2015
Berwyn Fund	_____________
Berwyn Income Fund	_____________
Berwyn Cornerstone Fund	______________
Chartwell Small Cap Value Fund	January 1, 2013
Chartwell Short Duration High Yield Fund	July 9, 2014
EP Emerging Markets Small Companies Fund	August 31, 2015
EuroPac Gold Fund	July 19, 2013
EuroPac International Bond Fund	January 1, 2013
EuroPac International Dividend Income Fund	January 10, 2014
EuroPac International Value Fund	January 1, 2013
GaveKal KL Allocation Fund	January 1, 2013
Gratry International Growth Fund	June 28, 2013
Ironclad Managed Risk Fund	January 1, 2013
Oak Ridge Dividend Growth Fund	June 28, 2013
Oak Ridge Dynamic Small Cap Fund	September 30, 2015
Oak Ridge Growth Opportunity Fund	June 28, 2013

Oak Ridge International Small Cap Fund	September 30, 2015
Oak Ridge Large Cap Growth Fund	October 17, 2014
Oak Ridge Small Cap Growth Fund	October 17, 2014
Oakseed Opportunity Fund	December 31, 2012
Palmer Square Absolute Return Fund	January 1, 2013
Palmer Square Income Plus Fund	January 31, 2014
Palmer Square SSI Alternative Income Fund	January 1, 2013
Palmer Square Long/Short Credit Fund	November 28, 2014
LS Theta Fund	March 31, 2014
Ramius Event Driven Equity Fund	September 30, 2013
State Street/Ramius Managed Futures Strategy Fund	January 1, 2013
Riverbridge Growth Fund	December 31, 2012
Riverbridge Eco Leaders Fund	December 31, 2014
RNC Genter Dividend Income Fund	January 1, 2013
Robinson Opportunistic Income Fund	December 31, 2015
Segall Bryant & Hamill All Cap Fund	July 26, 2013
Segall Bryant & Hamill Small Cap Fund	July 26, 2013
Segall Bryant & Hamill Emerging Markets Fund	October 29, 2015
Segall Bryant & Hamill International Small Cap Fund	October 29, 2015
SilverPepper Commodity Strategies Global Macro Fund	October 31, 2013
SilverPepper Merger Arbitrage Fund	October 31, 2013

Towle Deep Value Fund	January 1, 2013
WCM Focused Emerging Market Fund	June 28, 2013
WCM Focused Global Growth Fund	June 28, 2013
WCM Focused International Growth Fund	January 1, 2013
WCM International Small Cap Growth Fund	November 30, 2015
Zacks All-Cap Core Fund	January 1, 2013
Zacks Market Neutral Fund	January 1, 2013
Zacks Small-Cap Core Fund	January 1, 2013
Zacks Dividend Strategy Fund	January 31, 2014

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